   As filed with the Securities and Exchange Commission on
                      January 26, 1999

                                     Registration No. 333-______
________________________________________________________________


          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549
        _______________________________________
                       FORM S-8
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
        _______________________________________

                 CENTRAL BANCORP, INC.
             ----------------------------
  (Exact Name of Registrant as Specified in Its Charter)

     MASSACHUSETTS                          04-3447594
----------------------                    ----------------
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)            Identification No.)

                  399 HIGHLAND AVENUE
            SOMERVILLE, MASSACHUSETTS  02144
       ------------------------------------------
       (Address of Principal Executive Offices)

                 CENTRAL BANCORP, INC.
                1986 STOCK OPTION PLAN
              ---------------------------
               (Full Title of the Plan)

           JOHN D. DOHERTY, PRESIDENT AND
               CHIEF EXECUTIVE OFFICER
                CENTRAL BANCORP, INC.
                 399 HIGHLAND AVENUE
           SOMERVILLE, MASSACHUSETTS 02144
       ------------------------------------------
       (Name and Address of Agent For Service)

                   (617) 628-4000
              ---------------------------
(Telephone Number, Including Area Code, of Agent For Service)

                     COPIES TO:
               J. MARK POERIO, ESQUIRE
              HOWARD S. PARRIS, ESQUIRE
         HOUSELY KANTARIAN & BRONSTEIN, P.C.
          1220 19th STREET N.W., SUITE 700
               WASHINGTON, D.C.  20036
                   (202) 822-9611

           CALCULATION OF REGISTRATION FEE

                             CALCULATION OF REGISTRATION FEE
================================================================================================
Title Of Securities      Amount       Proposed Maximum   Proposed Maximum        Amount of
     To Be                To Be        Offering Price   Aggregate Offering     Registration
  Registered            Registered       Per Share           Price                  Fee
------------------------------------------------------------------------------------------------
Common Stock,
 $1.00 par value        28,000(1)                 (2)     $427,616 (2)           $118.88

================================================================================================

(1) Number of shares previously granted and remaining outstanding under the Central Bancorp, Inc. 1986 Stock Option Plan, as such amounts may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 28,000 shares are under option at a weighted average exercise price of $15.272 per share. Therefore, the total amount of the offering being registered herein is $427,616.

/TABLE

                        PART I

          INFORMATION REQUIRED IN THE SECTION
                   10(a) PROSPECTUS

Item 1.  PLAN INFORMATION*
------

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

         *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Central Bancorp, Inc. 1986 Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements.


                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------
         Central Bancorp, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The following documents are incorporated by reference in this Registration Statement:

         The description of the Company's securities as contained in the Company's Current Report on Form 8-K as filed with the Commission on January 8, 1999 (File No. 000-25251)

         ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT TO SECTIONS 13(a), 13(c), 14, AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

Item 4.  DESCRIPTION OF SECURITIES
------

         Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------
         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------
         The Company and its principal subsidiary Central Co-operative Bank (the "Bank") indemnify their respective directors and officers to the extent permitted under the Massachusetts General Laws. The Amended Charter of the Bank provides that its directors and officers shall, and in the discretion of the Board of Directors, any other person may, be indemnified by the Bank against liabilities and expenses arising out of services performed of or on behalf of the Bank. The Amended Charter of the Bank further provides that such indemnification will not be provided if it is


determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank.

         The Company's Articles of Organization provides for indemnification of the Company's officers and directors as follows:

         The Corporation shall indemnify each director or officer of the Corporation to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which he is or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or of a subsidiary of the Corporation, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by a subsidiary of the Corporation, or is or was serving another enterprise in any such capacity at the written request of the Corporation. To the extent authorized at any time by the Board of Directors of the Corporation, the Corporation may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any indemnification hereunder may include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this Article VI(H) or applicable laws. In no event, however, shall the Corporation indemnify any director, officer, or other person hereunder with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Corporation or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this
Article VI(H). The provisions of this Article VI(H) shall be applicable to persons who shall have ceased to be directors or officers of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder. Nothing herein shall be deemed to limit the Corporation's authority to indemnify any person pursuant to any contract or otherwise.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
------
         Not Applicable.

Item 8.  EXHIBITS
------
         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  UNDERTAKINGS
------
         1.  The undersigned registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii)  To reflect in the prospectus any facts
             or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)  To include any material information
             with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Somerville, State of Massachusetts, on January 14, 1999.

                                  CENTRAL BANCORP, INC.


                                  By: /s/John D. Doherty
                                      -----------------------
                                      John D. Doherty
                                      President and Chief
                                      Executive Officer
                                      (Duly Authorized
                                      Representative)


                  POWER OF ATTORNEY

     We, the undersigned directors and officers of Central Bancorp, Inc., do hereby severally constitute and appoint John
D. Doherty our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said John D. Doherty may deem necessary or advisable to enable Central Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of Central Bancorp's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said John D. Doherty shall do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                           TITLE                         DATE
----------                           -----                         ----

/s/ John D. Doherty            President, Chief Executive         January 14, 1999
---------------------------    Officer
John D. Doherty                (Duly Authorized Representative)


/s/ Paul S. Feeley             Senior Vice President-Treasurer    January 14, 1999
---------------------------       and Chief Financial and
Paul S. Feeley                       Accounting Officer


/s/ Joseph R. Doherty          Chairman of the Board              January 14, 1999
---------------------------
Joseph R. Doherty


/s/ Gregory W. Boulos                   Director                  January 14, 1999
---------------------------
Gregory W. Boulos


/s/ George L. Doherty, Jr.              Director                  January 14, 1999
---------------------------
George L. Doherty, Jr.


                                5


SIGNATURES                              TITLE                         DATE
----------                              -----                         ----
/s/ John F. Gilgun, Jr.                Director                 January 14, 1999
---------------------------
John F. Gilgun, Jr.


/s/ Terence D. Kenney                  Director                 January 14, 1999
---------------------------
Terrence D. Kenney


/s/ John G. Quinn                      Director                 January 14, 1999
---------------------------
John G. Quinn


/s/ Marat E. Santini                   Director                 January 14, 1999
---------------------------
Marat E. Santini


                   INDEX TO EXHIBITS




Exhibit         Description
-------         -----------
   5            Opinion of Housley Kantarian & Bronstein, P.C.
                as to the validity of the Common Stock being registered

 23.1           Consent of Housley Kantarian & Bronstein, P.C.
                (appears in their opinion filed as Exhibit 5)

 23.2           Consent of KPMG Peat Marwick LLP

  24 Power of Attorney (contained in the signature page to this registration statement)

 99.1 Central Bancorp, Inc. 1986 Stock Option Plan, as amended

 99.2           Form of Stock Option Agreement entered into with
                Optionees with respect to Incentive Stock
                Options granted under the Central Bancorp, Inc.
                1986 Stock Option Plan

 99.3           Form of Stock Option Agreement entered into with
                Optionees with respect to Non-Incentive Stock
                Options granted under the Central Bancorp, Inc.
                1986 Stock Option Plan